Filed Pursuant to Rule 424(b)(3)

Registration No. 333-297678

PROSPECTUS

5,580,680 Shares of Common Stock

This prospectus relates to the possible resale from time to time of up to an aggregate of 5,580,680 shares of our common stock, par value $0.001 per share, issuable upon the exercise of common stock purchase warrants (the “Warrants”) issued in a private placement on June 30, 2026 to the selling stockholders named in this prospectus. We will not receive any proceeds from the sale of any shares offered by this prospectus.

The registration of shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any shares of our common stock. The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under “Plan of Distribution” beginning on page 12 of this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is quoted for trading on the Nasdaq Capital Market under the symbol “CELZ”. On July 31, 2026, the last reported sales price for our common stock was $0.66 per share.

Investing in our shares of common stock involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2026

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended (“Securities Act”). Under this registration process, the selling stockholders named in this prospectus may offer or sell shares of our common stock in one or more offerings from time to time. Each time the selling stockholders named in this prospectus (or in any supplement to this prospectus) sells shares of our common stock under the registration statement of which this prospectus is a part, such selling stockholders must provide a copy of this prospectus and any applicable prospectus supplement, to a potential purchaser, as required by law.

In certain circumstances we may provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on page 13 of this prospectus.

Neither we nor the selling stockholders have authorized any other person to provide you with information other than the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the selling stockholders will make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable.

Unless the context otherwise indicates, the terms “Company,” “we,” “us,” and “our” as used in this prospectus refer to Creative Medical Technology Holdings, Inc., a Nevada corporation and its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus, including “Risk Factors” and our most recent consolidated financial statements and related notes.

About Creative Medical Technology Holdings, Inc.

We are a biotechnology company dedicated to the advancement of regenerative therapeutics in the fields of immunotherapy, endocrinology, urology, neurology and orthopedics. Our platforms, therapies and products include the following:

Our subsidiary, Creative Medical Technologies, Inc. (“CMT”), was originally created to monetize U.S. Patent No. 8,372,797 and related intellectual property related to the treatment of erectile dysfunction, which it acquired in February 2016. Subsequently, we have expanded our development and acquisition of intellectual property beyond urology to include therapeutic treatments utilizing “re-programmed” stem cells, and the treatment of neurologic disorders, lower back pain, Type-1 diabetes, and heart, liver, kidney, and other diseases using various types of stem cells through our ImmCelz, Inc., StemSpine, Inc. and AlloCelz LLC subsidiaries. However, neither ImmCelz Inc., nor AlloCelz LLC have commenced commercial activities.

In 2020, through our ImmCelz Inc. subsidiary, we began developing treatments under our ImmCelz™ platform (CELZ-100), that utilize a patient’s own extracted immune cells that are then “reprogrammed/supercharged” by culturing them outside the patient’s body with optimized cell-free factors. The immune cells are then re-injected into the patient from whom they were extracted. We believe this process endows the immune cells with regenerative properties (or “supercharges” them) providing them with the ability to treat multiple indications. We have validated this ability through the third-party studies described below that were independently conducted on selected human donor patient cells for accuracy and reproducibility. In contrast to other stem cell-based approaches, the immune cells are significantly smaller in size than stem cells and are believed to more effectively penetrate areas of the damaged tissues and induce regeneration.

In June 2022, we signed an agreement with Greenstone Biosciences Inc. (“Greenstone”) for the development of a human induced pluripotent stem cell (iPSC) pipeline for our ImmCelz™ platform. This project was identified as iPScelz™. The efforts by Greenstone are expected to complement and expand our current work on novel therapeutic cell lines. In May 2023, we announced that we had received confirmation that Greenstone had successfully developed a human induced pluripotent stem cell (iPSC). We estimate that the development of this cell line will save us two to three years in research and development time along with associated expenses. The final iPScelz™ results in a viral-free cell line which has great potential for differentiation into therapeutic biologics both for the cellular and cell-free programs along with targeted drug discovery. Greenstone’s developments were confirmed by an independent, industry-leading research firm.

In October 2022, we announced the development of our AlloStem™ Clinical Cell Line (CELZ-200), a proprietary allogenic cell line which includes a Master Cell Bank and a Drug Master File. We believe we will able to use this cell line for many of our programs, including our ImmCelz™ immunotherapy platform for multiple diseases, OvaStem™ for Premature Ovarian Failure, Type I Diabetes (CELZ-201 CREATE-1), AlloStemSpine® Chronic Lower Back Pain (CELZ-201 ADAPT), and IPScelz™ inducible pluripotent stem cell program in ongoing development with Greenstone.

In November 2022, we announced that the FDA had cleared the Company’s Type I Diabetes (CELZ-201 CREATE-1) Investigational New Drug (IND) application for the treatment of Type 1 Diabetes utilizing our AlloStem™ Clinical Cell Line, which will allow us to begin a Phase I/II clinical trial. The primary objective of the study will be to evaluate CELZ-201 treatment in patients with newly diagnosed Type 1 Diabetes. The trial has also received Institutional Board Review (IRB) approval for the trial to proceed as well as approval of the patient recruitment material. Patient recruitment was initiated in September 2023.

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In February 2023, we reported positive three-year follow-up data for our StemSpine® pilot study. The three-year data demonstrates continued efficacy of the StemSpine® procedure for treating chronic lower back pain without any serious adverse effects reported.

In March 2023, we reported the following results of independent studies:

•	ImmCelz™ (CELZ-100) platform required 75% fewer donor patient cells compared to industry standard.
•	The purity of the final ImmCelz™ (CELZ-100) product was greater than 95% compared to the industry standard of greater than 80%.
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ImmCelz™ (CELZ-100) demonstrated a greater than 200% reduction in functional suppression of effector T cells, which are a critical concern for patients with autoimmune issues, while still possessing a high number of functional T regulatory cells.

•	The ability to verify repeated potency of the final ImmCelz™(CELZ-100) product.

We believe these results show that we will be able to substantially reduce production costs, while allowing for the manufacture of the best clinical product for patients with immune disorders, which will enable us to accelerate our clinical applications and encourage potential collaborations with respect to our ImmCelz™ platform.

In March 2024, the FDA approved our application for Orphan Drug Designation (“ODD”) with respect to our ImmCelz™ (CELZ-100) platform for the treatment of Brittle Type 1 Diabetes. This designation provides multiple important benefits to support the therapy’s development including tax advantages, user fee exemptions, and the opportunity for market exclusivity following approval.

In April 2023, we reported positive one-year follow-up data and significant efficacy using CELZ-001 to treat patients with Type 2 Diabetes. There were no safety concerns related to CELZ-001 at one year follow-up utilizing the same infusion procedure as in the currently U.S. FDA cleared Type I Diabetes (CELZ-201 CREATE-1) clinical trial. There were 30 patients in the study, 15 received CELZ-001 and the rest received optimized medical therapy. At one year, there was an overall efficacy of 93% in the treated patients demonstrating at least a 50% reduction in insulin requirement.

In September 2023, we received FDA clearance to initiate a Phase I/II clinical trial of AlloStemSpine® Chronic Lower Back Pain (CELZ-201 ADAPT) using AlloStem™ (CELZ-201-DDT) for the treatment of lower back pain. The first in country study was designed to evaluate the safety, efficacy, and tolerability of AlloStem™ (CELZ-201-DDT). The minimally invasive procedure uses ultrasound for the targeted delivery of the cell product, and thus prevents radiation exposure to the patient or the injecting physician. This trial, protected by issued patents, is a huge milestone for the Company and for patients suffering from this debilitating problem and their need for opioids for pain.

In October, 2023 we received approval from an institutional review board (IRB) to proceed with the Phase I/II clinical trial for the treatment of chronic lower back pain with its AlloStemSpine® procedure using AlloStem™ (CELZ-201-DDT ADAPT) cell therapy. The clinical trial is registered on www.clinicaltrials.gov. From November 2023 through July 2024, we:

•	Selected a clinical research site.
•	Vetted and contracted with a Contract Research Organization to assist with trial oversight.
•	Established a Data Safety Monitoring Board (DSMB) and received authorization to proceed with the trial.
•	Initiated patient recruitment and started dosing study subjects.

In March 2024, we secured FDA authorization for an expanded access therapy using CELZ-201, in managing abnormal glucose tolerance and preventing Type I Diabetes in high-risk individuals. The therapy uses CELZ-201 to potentially prevent Type I Diabetes onset and is believed to be a first in medical history. This personalized medicine approach, focuses on a single high-risk patient. CELZ-201 has a multi-target mechanism to address abnormal glucose tolerance, a Type I Diabetes precursor, at the cellular level.

In June 2024, we announced that we successfully generated human induced pluripotent stem cells (iPSC)-derived islet cells that produce human insulin. The Company believes this development has the potential for not only clinical translation of the human Islet Cells, but also the stand-alone human insulin which is produced by these cells.

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In November 2024 we announced the successful completion of an independent interim safety review by the DSMB of CELZ-201. The DSMB reviewed safety data from the first five dosed patients concluding that the trial may proceed as planned, underscoring the safety profile of CELZ-201 and supporting the advancement of this innovative therapy. This positive review follows the completion of a rigorous 30-day dose-limiting toxicity (DLT) assessment per patient.

In July 2024, we announced that we initiated a program to diagnose and treat patients exposed to biological and chemical weapons by combining artificial intelligence (AI) with our proprietary “iPSC”. This iPSC clinical derived line is part of our iPSCelz® program. The program is designed to utilize the predictive capabilities of AI to identify damage to patients exposed to biological or chemical weapons and, based on a clinical diagnosis supported by that assessment, use our validated iPSCelz®, ImmCelz™ (CELZ-100) and/or AlloStem™ (CELZ-201-DDT) to develop optimized therapeutic options.

In January, 2025 we announced promising initial data from the first cohort of the CELZ-201 ADAPT clinical trial. The first cohort of 10 participants (8 receiving CELZ-201-DDT and 2 receiving placebo) completed the study phase without any dose-limiting toxicities or serious adverse events. Blinded preliminary data suggest encouraging therapeutic potential in alleviating back pain and restoring functionality. Following a comprehensive safety review, the independent DSMB recommended the trial proceed to the next cohort as planned.

In February, 2025 we announced an expanded agreement with Greenstone Biosciences Inc. to leverage artificial intelligence (AI) in further developing our human induced pluripotent stem cell (iPSC) platform for diabetes treatment. The strategic collaboration is expected to extend the progress made on our proprietary hypoimmune iPSC technology, including our iPSC-derived pancreatic islet cells. The innovative cell lines, developed from Good Manufacturing Practice (GMP) grade human perinatal cells, are currently being used in clinical trials. By integrating AI-driven drug discovery, the partnership aims to identify small molecules that enhance insulin secretion, further refining the therapeutic potential of our hypoimmunogenic iPSC-derived pancreatic islet cells. Additionally, the program is expected to implement multi-gene editing to develop next generation hypoimmune iPSC lines with enhanced stealth, survival, and differentiation capabilities. These advancements have the potential to optimize pancreatic islet cell function as well as expanding the platform’s applications to other regenerative therapies, addressing critical unmet medical needs.

In March, 2025 we announced the FDA had cleared an expanded dose escalation for our ongoing Phase 1/2 trial of StemSpine® using AlloStem™ (CELZ-201-DDT). This regulatory milestone followed compelling interim blinded data demonstrating statistically significant pain reduction and improved mobility among trial participants.

In August, 2025 we announced the FDA granted Fast Track designation to our lead investigational therapy, CELZ-201-DDT. This designation positions CELZ-201-DDT among a select group of therapies recognized for their potential to address serious medical conditions with high unmet need. Fast Track status enables us to benefit from accelerated FDA interactions, rolling Biologics License Application (BLA) submissions, and eligibility for priority review—potentially expediting the path to market and patient access.

In October, 2025 we launched the BioDefense Veterans Initiative, believed to be a first-of-its-kind national program to combat the devastating long-term effects of toxic burn pit exposure among U.S. service members. To execute this initiative, we entered into an agreement with Greenstone Biosciences, Inc., as our exclusive AI and iPSC development partner. We are executing a national program which will provide the critical data infrastructure to:

•	Decode the genomic and proteomic architecture of toxic-exposure-related injury.
•	Engineer iPSC-based regenerative repair models using Creative Medical’s patented cell platform.
•	Validate next-generation AI/ML biodefense algorithms for exposure classification and precision intervention.
•	Develop predictive, preemptive disease modeling systems for deployment across military and civilian populations.

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Under this partnership, Greenstone will deploy advanced molecular-sequencing, proteomic profiling, and machine-learning algorithms to analyze cellular data from service members exposed to burn pits. These AI-integrated systems will accelerate the creation of predictive exposure models and precision-engineered regenerative therapies—a groundbreaking leap in both biodefense and AI-enabled medicine.

In December 2025, the World Health Organization approved “olastrocel” as the International Nonproprietary Name (“INN”) for the active cellular substance in CELZ-201, our lead allogeneic cell therapy candidate developed under our AlloStem® platform, and in February 2026, the World Health Organization approved “etaroleucel” as INN associated with our ImmCelz™ cellular immunotherapy platform (CELZ-101). We believe the assignment of an INN may support standardized scientific, clinical, regulatory and pharmacovigilance communications across jurisdictions. However, the INN designation does not constitute FDA approval, marketing authorization, or a determination that a therapy or product is safe or effective for any indication. Also in December, 2025 we announced the successful completion of patient enrollment in our ADAPT clinical trial evaluating CELZ-201 (Olastrocel). This enables us to transition the ADAPT program into its next phase focused on follow-up, and data analysis.

In April 2026, we announced pilot-study results from our Ultrasome™ program, a proprietary cell-free regenerative therapy platform derived from CELZ-201 (olastrocel), for osteoarthritis of the knee. Ultrasome™ remains an early-stage program, and any pilot-study results are preliminary and may not be predictive of results in larger, controlled or registrational studies. Additional development, manufacturing, clinical, regulatory and financing activities will be required before any Ultrasome™ product candidate could be commercialized, if ever.

Corporate and other Information

We were incorporated on December 3, 1998, in the State of Nevada under the name Jolley Marketing, Inc. On May 18, 2016, we completed a reverse merger transaction under which Creative Medical Technologies, Inc. became our wholly owned subsidiary. In connection with this merger, we changed our name to Creative Medical Technology Holdings, Inc. to reflect our current business.

Our principal executive offices are located at 211 E Osborn Road, Phoenix, AZ 85012. We maintain a website at https://creativemedicaltechnology.com. Information contained on our website does not constitute part of this prospectus.

Our Recent Warrant Exercise Transaction

On June 30, 2026, we entered into warrant exercise inducement offer letters (the “Inducement Letters”) with the holders (the “Holders”) of warrants to purchase an aggregate of 2,790,340 shares of our common stock originally issued on October 29, 2025 (collectively, the “Existing Warrants”), pursuant to which the Holders agreed to exercise the Existing Warrants at an exercise price of $1.60 per share, in exchange for our agreement to reduce the exercise price of the Existing Warrants from $2.86 per share, and to issue the Holders new warrants to purchase an aggregate of 5,580,680 shares of Common Stock at an exercise price of $1.60 per share (the “Inducement Warrants” or “Warrants”). The Inducement Warrants will not be exercisable until we have obtained stockholder approval for the issuance of the shares of common stock underlying the Inducement Warrants, and will then be exercisable for a period of five years following the date we obtain such stockholder approval.

Roth Capital Partners, LLC (“Roth”) acted as our financial advisor in connection with the transaction described above. Pursuant to a financial advisory agreement we entered into with Roth, we (i) paid Roth a financial advisory fee equal to 8% of the aggregate gross proceeds received from the Holders’ exercise of the Existing Warrants and (ii) reimbursed Roth an aggregate of $50,000 for its legal expenses. As part of the transaction, we agreed to file a resale registration statement on Form S-3 with the SEC within thirty days of the closing to register the resale of the shares of common stock issuable upon exercise of the Inducement Warrants. This prospectus covers the shares of common stock issuable under the Inducement Warrants.

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The Offering

Common stock to be offered by the selling stockholders:	Up to 5,580,680 shares

Common stock to be outstanding after the offering:	12,173,237 shares (based on 6,592,557 shares outstanding prior to the offering, and assuming the exercise of all of the Warrants)

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds” beginning on page 10 of this prospectus.

Risk factors:

You should read the “Risk Factors” beginning on page 10 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference in this prospectus, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Stock exchange listing:	Our common stock is listed on the Nasdaq Capital Market under the symbol “CELZ”

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CAUTIONARY NOTE REGARDING FORWARD‑LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, future products, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus in their entirety. We encourage you to read these filings as they are made. In addition, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below, together with the other information in this prospectus and the information contained in our other filings with the SEC as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Sales of Substantial Amounts of Our Common Stock by the Selling Stockholders, or the Perception That These Sales Could Occur, Could Adversely Affect the Price of Our Common Stock.

The sale by the selling stockholders of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholders may sell all or a portion of its shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for resale will have on the market price of our common stock.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of our common stock described in the section entitled “Selling Stockholders,” beginning on page 11 of this prospectus, to resell such shares. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholders. We will receive proceeds from any cash exercise of warrants, which will be used for working capital and general corporate purposes.

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SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those issuable to the selling stockholders upon the exercise of Inducement Warrants issued in the warrant exercise transaction that closed on June 30, 2026. For additional information regarding the issuance of the Inducement Warrants, see “Our Recent Warrant Exercise Transaction” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except as noted in this prospectus, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of our shares of common stock and warrants as of July 23, 2026, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Warrants and other warrants held by selling stockholders, a selling stockholder may not exercise any such warrant to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination, shares of common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After the Offering
Armistice Capital, LLC (1)	3,935,617	2,790,340	1,145,277	4.99%
Hudson Bay Master Fund Ltd. (2)	3,371,774	2,790,340	581,434	4.56%

(1)

Consists of 2,790,340 shares of common stock offered hereby underlying the Inducement Warrants, and 1,145,277 shares of common stock underlying warrants purchased from us in prior offerings, all of which are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, which may be deemed to be beneficially owned by (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)

Consists of 2,790,340 shares of common stock offered hereby underlying the Inducement Warrants, and 581,434 shares of common stock underlying warrants purchased from us in prior offerings. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. All of the above-referenced warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the holder from exercising that portion of the warrants that would result in the holder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 290 Harbor Drive, 3rd Floor, Stamford, CT 06902.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to use commercially reasonable efforts to cause this registration statement to become effective within 60 calendar days following June 30, 2026 (or within 90 calendar days following that date in case of “full review” of this registration statement by the SEC), and to keep such registration statement effective at all times until no selling stockholder owns any Warrants or shares of common stock issuable upon exercise thereof.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus has been passed upon for us by Pachulski Stang Ziehl Jones LLP, New York, New York.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Haynie & Company, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at www.creativemedicaltechnology.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus. We hereby incorporate by reference the following documents previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 20, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 24, 2026;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 8, 2026;

•

Our Current Report on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8- K and exhibits accompanying such reports that are related to such items) filed with the SEC on July 2, 2026; and

•

The description of our common stock contained in our Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act filed with the SEC on December 2, 2021, as updated by the description of our common stock filed as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, and after the date of this prospectus, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:

Creative Medical Technology Holdings, Inc.

211 E Osborn Road

Phoenix, Arizona 85012

(480) 399-2822

Attention: Chief Executive Officer

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our website at www.creativemedicaltechnology.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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5,580,680

Shares of Common Stock

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PROSPECTUS

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July 31, 2026

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